EXHIBIT 3.3

                                    FORM OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          OUTSOURCE INTERNATIONAL, INC.

     In accordance with Section 607.1007 of the Florida Statutes, the Amended and Restated Articles of Incorporation of OUTSOURCE INTERNATIONAL, INC., a Florida corporation (the "Corporation"), are hereby amended and restated (such amended and restated Amended and Restated Articles of Incorporation to be referred to herein as the "Articles of Incorporation") to read in their entirety as follows:


                                ARTICLE I - NAME
                                ----------------

     The name of the Corporation is OutSource International, Inc.


                              ARTICLE II - ADDRESS
                              --------------------

     The mailing address for the Corporation is 1144 East Newport Center Drive, Deerfield Beach, Florida 33442.


                             ARTICLE III - DURATION
                             ----------------------

     The duration of the Corporation shall be perpetual.


                              ARTICLE IV - PURPOSE
                              --------------------

     The Corporation is organized to engage in any activity or business permitted under the laws of the United States and the State of Florida.


                            ARTICLE V - INCORPORATOR
                            ------------------------

     The name of the incorporator of this Corporation is Paul M. Burrell, and his new address is 1144 East Newport Center Drive, Deerfield Beach, Florida 33442.


                    ARTICLE VI - REGISTERED OFFICE AND AGENT
                    ----------------------------------------

     The address of the registered office of the Corporation is 1144 East Newport Center Drive, Deerfield Beach, Florida 33442, and the name of the registered agent of the Corporation at such address is Robert A. Lefcort.


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                           ARTICLE VII - CAPITAL STOCK
                           ---------------------------

     The total number of shares of all classes of capital stock of the Corporation which the Corporation shall have the authority to issue is 110,000,000, of which 100,000,000 shares having a par value of $.001 per share shall be designated as Common Stock and 10,000,000 shares having a par value of $.001 per share shall be designated as Preferred Stock.

     Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof and the relative rights, preferences and limitations of each series, and specifically, the Board of Directors is authorized to fix with respect to each series (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement or sinking fund provision; (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restrictions, if any, upon the payment of dividends on common stock; (g) restrictions, if any, upon the creation of indebtedness;
(h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences and limitations as shall not be inconsistent with the laws of the State of Florida.


                        ARTICLE VIII - BOARD OF DIRECTORS
                        ---------------------------------

     (a) CLASSIFIED BOARD. The number of directors shall be determined by the Board of Directors in accordance with the Bylaws. The directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for the Class I directors shall expire at the first annual meeting of the shareholders in 1998; the term of office for the Class II directors shall expire at the annual meeting of the shareholders in 1999; and the term of office for the Class III directors shall expire at the annual meeting of the shareholders in 2000. At each annual meeting of the shareholders commencing in 1998, the successors to the directors whose term is expiring shall be elected to a term expiring at the third succeeding annual meeting of the shareholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     (b) REMOVAL. Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of the directors of the Corporation may be removed from office for cause only by the shareholders of the Corporation at any annual or special meeting of shareholders by the affirmative vote of the holders of at least 60% of the outstanding shares of capital stock of the Corporation generally entitled to vote for the election of directors, voting together as a single class. Notice of any such annual or special meeting of shareholders shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the shareholders without cause.

     (c) VACANCIES. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Shareholders of the Corporation and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (d) ADVANCE NOTICE OF NOMINATIONS. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given within the term and in the manner provided in the Bylaws of the Corporation.


                        ARTICLE IX - SHAREHOLDER MEETINGS
                        ---------------------------------

     (a) ANNUAL MEETINGS. Annual meetings shall be called and conducted in the manner provided in the Bylaws of the Corporation.

     (b) SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by (i) the Chairman of the Board of Directors, the President of the Corporation or a majority of the Board of Directors or (ii) holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such shareholders sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of the Corporation may not be called by any other person. At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

     (c) ADVANCE NOTICE OF SHAREHOLDER PROPOSALS. Advance notice of shareholder proposals shall be given within the term and in the manner provided in the Bylaws of the Corporation.


               ARTICLE X - AMENDMENTS TO ARTICLES OF INCORPORATION
               ---------------------------------------------------

     The Corporation reserves the right to amend, alter, change or repeal any provision in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are subject to this reservation. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 60% of the outstanding shares of the capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class shall be required to amend these Articles of Incorporation or to adopt any provision inconsistent therewith.


                               ARTICLE XI - BYLAWS
                               -------------------

     The Board of Directors is expressly authorized to amend, repeal or adopt any Bylaw of and for the Corporation. The holders of voting stock shall to the extent such power is at the time conferred on them by applicable law, also have the power, by the affirmative vote of the holders of at least 60% of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, to make, alter, amend or repeal any By-law of and for the Corporation.


                    ARTICLE XII - CONTROL-SHARE ACQUISITIONS
                    ----------------------------------------

     The Corporation elects to be governed by Florida Statute Section 607.0902, as amended, relating to control-share acquisitions (the "Control-Share Act"). The Corporation is expressly authorized to the fullest extent permitted by the Control-Share Act to redeem control shares acquired in a control-share acquisition at the fair value thereof pursuant to procedures adopted by the Board of Directors.


                     ARTICLE XIII - AFFILIATED TRANSACTIONS
                     --------------------------------------

     The Corporation elects not to be governed by Florida Statutes Section 607.0901, as amended, concerning affiliated transactions.


                        ARTICLE XIV - DIRECTOR LIABILITY
                        --------------------------------

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Florida Business Corporation Act as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article XIII (including any amendment or repeal of this Article XIII made by virtue of any change in the Florida Business Corporation Act after the date hereof) shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal on account of any action taken or any failure to act by such director prior to such time.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this __ day of ______________, 1997.



                                          ------------------------------
                                          Paul M. Burrell
                                          President

                 CERTIFICATE TO AMENDED AND RESTATED ARTICLES OF
                 INCORPORATION OF OUTSOURCE INTERNATIONAL, INC.

     The undersigned, Paul M. Burrell, President of OUTSOURCE INTERNATIONAL, INC., a Florida corporation (the "Corporation"), does hereby certify as follows:

     1. In accordance with Section 607.1003 of the Florida Statutes, the Board of Directors of the Corporation recommended by written consent on July 18, 1997, that the shareholders of the Corporation approve, and shareholders having approved by written consent on July 18, 1997, the number of votes cast by the shareholders being sufficient for such approval, in accordance with Sections 607.1003 and 607.1006 of the Florida Statutes, the amendment and restatement of the Corporation's Articles of Incorporation as attached hereto.

     2. The undersigned officer of the Corporation has been duly authorized to submit these Amended and Restated Articles of Incorporation of the Corporation to the Department of State of Florida for filing in accordance with Section 607.1007 of the Florida Statutes.

                                              OUTSOURCE INTERNATIONAL, INC.


                                              By:
                                                 -----------------------------
                                                 Paul M. Burrell
                                                 President